UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2005

CHURCHILL DOWNS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Kentucky	001-33998	61-0156015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky 40208

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 636-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Churchill Downs Incorporated (the “Company”) is filing this Amendment No. 1 to the Company’s Current Report on Form 8-K filed on September 29, 2005 only to re-file Exhibit 10.1 in response to comments the Company received from the Securities and Exchange Commission which requested that we file the exhibits and schedules to the Amended and Restated Credit Agreement among Churchill Downs Incorporated, the guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as agent and collateral agent, with PNC Bank, National Association, as Syndication Agent, and National City Bank of Kentucky, as Documentation Agent, dated September 23, 2005.

This Amendment No. 1 to the Company’s Current Report on Form 8-K filed on September 29, 2005 does not reflect events occurring after the filing of the original Current Report on Form 8-K filed on September 29, 2005 or modify or update those disclosures affected by subsequent events. No other modifications or changes have been made to the Company’s Current Report on Form 8-K filed on September 29, 2005 as originally filed or to the exhibits filed therewith.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Credit Agreement among Churchill Downs Incorporated, the guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as agent and collateral agent, with PNC Bank, National Association, as Syndication Agent, and National City Bank of Kentucky, as Documentation Agent, dated September 23, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

June 8, 2009	By:	/s/ William E. Mudd
William E. Mudd
Chief Financial Officer

EXHIBIT INDEX

10.1	Amended and Restated Credit Agreement among Churchill Downs Incorporated, the guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as agent and collateral agent, with PNC Bank, National Association, as Syndication Agent, and National City Bank of Kentucky, as Documentation Agent, dated September 23, 2005.